                                                                   Exhibit 10.49


                      AMENDMENT TO STOCK PURCHASE AGREEMENT

      THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is made on September 22, 1995 by and among INTERNATIONAL TELECOMMUNICATIONS GROUP, LTD. ("ITG"), INTERNATIONAL TELECOMMUNICATIONS CORPORATION ("ITC"), each a Delaware corporation with offices at 60 Hudson Street, New York, New York 10013, and RSL COMMUNICATIONS, INC. ("RSL"), a British Virgin Islands corporation with offices at 767 Fifth Avenue, Suite 4200, New York, New York 10153.

                                   WITNESSETH:

      WHEREAS, pursuant to the Stock Purchase Agreement dated as of March 10, 1995 by and among the parties hereto (the "Purchase Agreement"), the parties agreed to, among other things, the purchase by RSL of ITG's Series A Convertible Preferred Stock for Three Million Dollars ($3,000,000), subject to increase, to a maximum of Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000);
and

      WHEREAS, RSL has paid the initial Three Million Dollars ($3,000,000) in full and the parties desire to complete the transactions contemplated in the Purchase Agreement with respect to the payment of the additional One Million Seven Hundred Fifty Thousand Dollars ($1,750,000).

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

      1. Additional Agreements. The Purchase Agreement is amended by deleting
Section 9.11 in its entirety and substituting the following in lieu thereof:

      "Section 9.11 Additional Agreements. The parties hereto further agree as follows:

            (a) Within ten (10) calendar days from the date that the Company and the Subsidiary each deliver to the Investor a certificate of its respective President certifying that the Company and the Subsidiary have complied with its respective obligations set forth in subsections (b) and (c) below, the Investor shall pay to the Company the additional amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) as payment in full for the Convertible
            Preferred Stock. The parties understand and agree that the sole condition precedent to the payment of such funds, which the Investor shall deliver by wire transfer of immediately available funds to the Company, is the satisfaction by the Company and the Subsidiary of the filing requirements (i.e., no consent, approval, authorization or grant of any governmental authority is required) set forth in subsections (b) and (c) below.
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            (b) The Company and/or the Subsidiary shall file the following items with the appropriate authorities:

                  (i) Two (2) service mark registration applications pursuant to
                  Section 7.10 of the Agreement of "International
                  Telecommunications Corporation" (together with ITC's logo) and "INTELCO", but only if such service marks are registrable in the opinion of counsel to the Company;

                  (ii) All tax returns described in the first sentence of
                  Section 7.11 of the Agreement and Schedule 3.20 hereof;

                  (iii) A tariff transmittal as described in Section 7.20 of the Agreement, except that such tariff transmittal shall not be required to be filed within ten (10) days after Closing or be approved by the Executive Finance Committee; and

            (c) The Company shall provide its audited financial statements for the 1994 calendar year to an insurer for purposes of securing directors' and officers' liability insurance (provided that such insurance has not been provided previously by an insurance company)."

      2. Effect on the Purchase Agreement. Except as specifically amended or modified herein, all of the terms and conditions of the Purchase Agreement shall remain in full force and effect.

      3. Captions. The sections and other headings contained in this Amendment are for reference purposes only and shall not affect the meaning, interpretation or construction of this Amendment.

      4. Counterparts; Severability. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. To the extent any provision or part of a provision of this Amendment is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision or part thereof.

      5. Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns and no other person shall have any right, benefit or obligation hereunder.
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            IN WITNESS WHEREOF, the parties have executed and delivered this
Amendment as of the date first above written.

                                   INTERNATIONAL TELECOMMUNICATIONS
                                      GROUP, LTD.


                                   By: /s/ International Telecommunications
                                           Group, LTD.
                                       -------------------------------------
                                       Name:
                                       Title:


                                   INTERNATIONAL TELECOMMUNICATIONS
                                     CORPORATION


                                   By: /s/ International Telecommunications
                                           Corporation
                                       -------------------------------------
                                       Name:
                                       Title:


                                   RSL COMMUNICATIONS, INC.


                                   By: /s/ Itzhak Fisher
                                       -------------------------------------
                                       Name:  Itzhak Fisher
                                       Title: President